Independent Auditor's Report

To the Board of Directors
Educational Training Institute Inc.
New York, NY

I have audited the accompanying balance sheet of Educational Training Institute Inc. as of December 31, 2009, and the related statements of income, stockholders' equity, and cash flows for the year then ended.  These financial statements are the responsibility of management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States, and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Educational Training Institute Inc. as of December 31, 2009 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

In accordance with Government Auditing Standards, I have also issued my report dated June 2, 2010 on my consideration of Educational Training Institute Inc.'s internal control over financial reporting and on my tests of its compliance with certain provisions of laws, regulations, contracts, grant agreements and other matters. The purpose of that report is to describe the scope of my testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of my audit.

/s/ Steven F. Landau, CPA
Steven F. Landau, CPA
June 2, 2010

EDUCATIONAL TRAINING INSTITUTE INC.
BALANCE SHEET
DECEMBER 31, 2009

ASSETS

Current Assets
Cash	$1,068
Student tuition receivable, net of allowance for uncollectables of $363	35,917
Deferred corporate income tax	3,794
Total current assets	40,779

Machinery, Equipment and Leasehold Improvements, at cost, net of accumulated depreciation of $17,159	7,443

Other Assets
Security deposits	8,600

Total assets	$56,822

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$91,359
Payroll taxes payable	45,926
Corporate income tax payable	37,847
Bank loan payable	26,456
Related party payable	27,900
Deferred tuition revenue	43,675
Total current liabilities	273,163

Stockholders' Equity
Common stock - no par value; 200 shares authorized;
100 shares issued and outstanding	2,500
Retained earnings (deficit)	(218,841)
Total stockholders' equity (deficiency)	(216,341)

Total liabilities and stockholders' equity	$56,822

See accompanying notes to the financial statements.

EDUCATIONAL TRAININNG INSTITUTE INC.
STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2009

Revenues
Tuition and student fees	$2,650,070
Management fees	235,000
Total revenues	2,885,070

Operating Costs and Expenses
Student instructional costs	668,583
Recruitment costs	78,952
Occupancy costs	220,013
General and administrative expenses	1,247,790
Total operating costs and expenses	2,215,338

Operating income before interest and depreciation	669,732

Interest expense, net	2,259

Income before depreciation	667,473

Depreciation expense	1,170

Income before income taxes	666,303

Corporate income tax	30,633

Net income	$635,670

See accompanying notes to the financial statements.

EDUCATIONAL TRAINING INSTITUTE, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2009

	Common Stock		Retained	Total
	Issued		Earnings	Stockholders'
	Shares	Amount	(Deficit)	Equity

Beginning balance - December 31, 2008	100	$2,500	$141,158	$143,658

Net income for the year ended December 31, 2009			635,670	635,670

Distribution of S Corp income			(995,669)	(995,669)

Ending balance - December 31, 2009	100	$2,500	$(218,841)	$(216,341)

See accompanying notes to the financial statements.

EDUCATIONAL TRAINING INSTITUTE INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2009

Cash Flows from Operating Activities
Net income	$635,670
Noncash items included in net income:
Loss on abandonment of leasehold improvements	1,647
Depreciation expense	1,170
638,487

Changes in operating assets and liabilities
Decrease (increase) in assets:
Student tuition receivable	1,670,713
Deferred corporate income tax	(3,794)
Security deposits	(5,077)
Increase (decrease) in liabilities:
Accounts payable	(124,112)
Accrued expenses payable	(182,307)
Corporate income tax payable	33,177
Deferred tuition revenue	(1,082,992)
305,608

Net cash provided by operating activities	944,095

Cash Flows from Investing Activities:
Purchase of leasehold improvements	(6,912)
Cash Flows from Financing Activities:
Increase in bank loan payable	1,429
Increase in payables to related company	27,900
Distributions of S Corp income to stockholders	(995,669)

Net decrease in cash	(29,157)

Cash - January 1, 2009	30,225

Cash - December 31, 2009	$1,068

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$2,259
Cash paid during the year for income taxes	$1,250

See accompanying notes to the financial statements.

Educational Training Institute Inc.
Notes to Financial Statements
December 31, 2009

Note 1 - Summary of Significant Accounting Policies

Nature of Operations
Educational Training Institute Inc. (the "Company") was incorporated in the State of New York on December 28, 1992.  The company provides vocational education and training programs to students under funded contracts at various training sites located in New York State.

Revenue Recognition
The financial statements of the company are prepared on the accrual basis of accounting.  Tuition billed to students is recognized as revenue, determined by the percentage of completion method.

Concentration of Credit Risk
At various times during the year, cash balances maintained in bank accounts may exceed FDIC insurable limits. In the normal course of business, the company extends unsecured credit to its students. Many students receive financial assistance from community based and government agencies. Collection of student accounts receivable is reasonably assured provided that the school and students continuously comply with various financial assistance regulations.

Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Accounts Receivable
Accounts Receivable are recorded net of an allowance for uncollectibles. The allowance is estimated from historical performance and managements' experience.

Fixed Assets and Depreciation
Machinery, equipment and leasehold improvements are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets.  Maintenance and repairs are charged to expense.

Income taxes
The company has elected, under Subchapter S of the Internal Revenue Code, not to be taxed as a corporation.  The stockholders have consented to include the company's federal and state taxable income in their individual income tax returns.  New York City corporate income taxes are presented at the prevailing rates in effect during the year for which they are accrued. Deferred tax assets or liabilities result from the difference between income determined on the accrual basis versus taxable income reported on the cash basis.

Educational Training Institute Inc.
Notes to Financial Statements
December 31, 2009

Note 2 - Machinery, Equipment and Leasehold Improvements
The major classifications of property and equipment are summarized below:

	Estimated
	Useful Life
Machinery and equipment	5	$17,690
Leasehold improvements	39	6,912
		24,602
Accumulated depreciation		(17,159)
Net book value		$7,443

Note 3 - Lease Commitment
During 2009, the company occupied instructional training facilities at several sites located in New York State, and occupied office space in New York State and New York City, subject to various written and verbal leases. Rent expense incurred, in the aggregate, for 2009 was $210,835.  In addition, the company was responsible for maintenance, insurance, and other occupancy expenses.

In 2009 (see Note 7 concerning related party transactions) the company assigned the leases for six training sites to two newly formed limited liability companies.  Educational Training Institute Inc.' s remaining minimum rental payments under written lease obligations are as follows:

Year
2010	$51,600
2011	50,520
2012	49,980
2013	49,980
2014	16,660
$218,740

Note 4 - Income Taxes
The provision (benefit) for New York City corporate income taxes consists of the following components:

Current	$41,253
Deferred	(10,620)
$30,633

Note 5 - Bank Loan Payable
The company has a $25,000 unsecured bank line of credit.  As of December 31, 2009, there was an outstanding loan balance, including interest, of $26,456.

Educational Training Institute Inc,
Notes to Financial Statements
December 31, 2009

Note 6 - Advertising
The company expenses advertising as incurred.  Advertising expense for the year ended December 31, 2009 was $12,091.

Note 7 - Related Party Transactions
In 2009, the stockholders of Educational Training Institute Inc. formed two new limited liability companies which are controlled by the same individuals who own the stock of Educational Training Institute Inc.  Beginning in 2009, the newly formed limited liability companies commenced student training at the same sites in New York State that were previously operated by Educational Training Institute, Inc.

Management fees in the aggregate amount of $235,000 were received from the limited liability companies during 2009. Furthermore, as of December 31, 2009, an additional $27,900 had been advanced to Educational Training Institute Inc. by one of the limited liability companies.

Note 8 - Significant Subsequent Event
Subsequent to the year ended December 31, 2009, in May 2010 the stockholders of Educational Training Institute Inc. signed a letter of intent to sell a majority interest in the corporation.

The current management and other personnel of the corporation are expected to continue to operate the same training sites after the change of ownership occurs.